UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

WNS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-32945	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gate 4, Godrej & Boyce Complex Pirojshanagar, Vikhroli (W) Mumbai, India	400 079
HYLO,23rd Floor, 103-105 Bunhill Row, Old street London	ECY1Y 8LZ
515 Madison Avenue, 8th Floor, New York, NY	10022
(Addresses of principal executive offices)	(Zip codes)

+91-22-6826-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary share, par value 10 pence per share	WNS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2025, WNS (Holdings) Limited, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Company” or “WNS”), held a special court-ordered meeting of shareholders (the “Court Meeting”) and a general meeting of shareholders (the “General Meeting”), in each case in connection with the previously announced transaction with Capgemini S.E., a société européenne organized under the laws of France (the “Buyer”), pursuant to which the Buyer will acquire the entire issued and to be issued share capital of the Company by means of a scheme of arrangement (the “Scheme”) under the Companies (Jersey) Law 1991 (the “Transaction”). The proposals presented to the Company’s shareholders at the Court Meeting and the General Meeting, respectively, are described in detail in the scheme circular containing the terms of the Scheme and related notices and explanatory information (the “Scheme Document”), published by the Company on July 30, 2025.

As of 10.00 p.m. (London Time) on August 27, 2025 (the “Voting Record Time”), the registered holder record time for the Court Meeting and General Meeting, there were 42,993,190 ordinary shares with a par value £0.10 per share of the Company (the “Company Ordinary Shares”) outstanding in the aggregate, each of which entitled the holder to one vote per Company Ordinary Share. At the Court Meeting, a total of 39 WNS shareholders (including Cede & Co.) were present in person or by proxy who represented 34,052,325 Company Ordinary Shares, representing approximately 79.20% of the total Company Ordinary Shares issued and outstanding and entitled to vote as of the Voting Record Time. At the General Meeting, a total of 34,052,529 Company Ordinary Shares were represented in person or by proxy, representing approximately 79.20% of the total Company Ordinary Shares issued and outstanding and entitled to vote as of the Voting Record Time. A quorum was present at each of the Court Meeting and the General Meeting. The final results of voting on each of the items submitted to a vote of the shareholders at the Court Meeting and the General Meeting are as follows:

Court Meeting

Scheme Proposal: To approve the Scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Royal Court of Jersey.

The following votes were cast at the Court Meeting (in person or by proxy) and the Scheme Proposal was approved by the required majority in number of the WNS shareholders representing 75% or more of the votes cast by those WNS shareholders who voted in person or by proxy at the Court Meeting:

For		Against
Number of votes	Percentage of total votes cast (%)	Number of votes	Percentage of total votes cast (%)
34,049,641	99.99	2,684	0.01

General Meeting

Scheme Authorization and Articles Amendment Proposal: To authorize the directors of the Company (or a duly authorized committee thereof) to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect and to approve an amendment of the articles of association of the Company as set forth in the Scheme Document.

The following votes were cast at the General Meeting (in person or by proxy) and the Scheme Authorization and Articles Amendment Proposal was approved by the required two-thirds or more of the votes cast by the WNS shareholders who voted in person or by proxy at the General Meeting:

For		Against		Votes Withheld[1]
Number of votes	Percentage of total votes cast (%)	Number of votes	Percentage of total votes cast (%)	Number of votes
33,940,965	99.99	2,596	0.01	108,968

Item 7.01 Regulation FD Disclosure.

On August 29, 2025, the Company issued a press release announcing the shareholder approval of the Transaction. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated August 29, 2025, issued by WNS
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

[1]	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes “FOR” or “AGAINST” the resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNS (HOLDINGS) LIMITED (Registrant)

Date: August 29, 2025	By:	/s/ Gopi Krishnan
Gopi Krishnan
General Counsel

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